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                                                                  Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement (No. 333-________) of Annaly Mortgage Management, Inc. of our report dated February 26, 2003, incorporated by reference in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
New York, New York
March 31, 2003